Exhibit 10(s)

TENET HEALTHCARE CORPORATION
AMENDED AND RESTATED
1995 STOCK INCENTIVE PLAN

1. Purpose Of The Plan.

           Effective upon the approval of the Company’s shareholders, this Amended and Restated 1995 Stock Incentive Plan amends and restates, in its entirety, the 1995 Stock Incentive Plan approved by the shareholders of the Company on September 27, 1995.

           The purpose of the Amended and Restated 1995 Stock Incentive Plan of Tenet Healthcare Corporation is to promote the interests of the Company and its shareholders by strengthening the Company’s ability to attract, motivate and retain employees, advisors and consultants of training, experience and ability, and to provide a means to encourage stock ownership and a proprietary interest in the Company to officers and valued employees of the Company and consultants and advisors to the Company upon whose judgment, initiative, and efforts the financial success and growth of the business of the Company largely depend.

2. Definitions.

           (a) “Appreciation Right” means a right to receive an amount, representing the difference between a price per share of Common Stock assigned on the date of grant and the Fair Market Value of a share of Common Stock on the date of exercise of such grant, payable in cash.

           (b) “Board” means the Board of Directors of the Company.

           (c) “Business Unit” means any division, group, subsidiary or other unit within the Company which is designated by the Committee to constitute a Business Unit.

           (d) “Code” means the Internal Revenue Code of 1986, as amended.

           (e) “Committee” means the Compensation and Stock Option Committee of the Board, unless the Board appoints another committee to administer the Plan.

           (f) “Common Stock” means the $0.075 par value Common Stock of the Company.

           (g) “Company” means Tenet Healthcare Corporation, a Nevada corporation.

           (h) “Eligible Person” means an Employee, advisor or consultant of the Company or any of its present or future Business Units but shall not include a director who is not an Employee of the Company.

           (i) “Employee” means any executive officer or any employee of the Company, or of any of its present or future Business Units.

           (j) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time or any successor statute.

           (k) “Fair Market Value” means the closing price of a share of Common Stock on the New York Stock Exchange on the date as of which fair market value is to be determined or the actual sale price of the shares acquired upon exercise if the shares are sold in a same day sale, or if no sales were made on such date, the closing price of such shares on the New York Stock Exchange on the next preceding date on which there were such sales.

           (l) “Incentive Award” means an Option, Appreciation Right, Performance Unit, Restricted Unit, a Section 162(m) Award or cash bonus award granted under the Plan.

           (m) “Incentive Stock Option” means an Option intended to qualify under Section 422 of the Code and the Treasury Regulations thereunder.

           (n) “Option” means an Incentive Stock Option or a nonqualified stock option.

           (o) “Participant” means any Eligible Person selected to receive an Incentive Award pursuant to Section 5.

           (p) “Plan” means the Amended and Restated 1995 Stock Incentive Plan as set forth herein, as it may be amended from time to time.

           (q) “Performance Criteria” means one or more of the following criteria selected by, and as further defined by, the Committee to measure achievement of Performance Goals:

(i) Income, either before or after income taxes, including or excluding interest, depreciation and amortization, extraordinary items and other material non-recurring gains or losses, discontinued operations, the cumulative effect of changes in accounting policies and the effects of any tax law changes;

(ii) Return on average equity, which shall be income calculated in accordance with paragraph (i) above, divided by the average of stockholders’equity as of the beginning and as of the end of the applicable period;

(iii) Primary or fully diluted earnings per share of Common Stock, which shall be income calculated in accordance with paragraph (i) above, divided by the weighted average number of shares and share equivalents of Common Stock;

(iv) Net cash provided by operating activities based upon income calculated in accordance with paragraph (i) above; or

(v) Quality of service and/or patient care, measured by the extent to which pre-set quality objectives are achieved by the Company or a Business Unit.

           (r) “Performance Goals” are the performance objectives with respect to Performance Criteria established by the Committee for the Company or a Business Unit for the purpose of determining whether, and the extent to which, a Section 162(m) Award will be awarded or paid.

           (s) “Performance Unit” means a grant made under Section 8 entitling a Participant to a payment of cash at the end of a performance period if certain conditions as may be established by the Committee are met.

           (t) “Restricted Unit” means a grant made under Section 9 entitling a Participant to a payment of cash at the end of a vesting period established by the Committee equivalent in value to the Fair Market Value of a share of Common Stock with such limits as to maximum value, if any, as may be established by the Committee.

           (u) “Section 162(m)” means Section 162(m) of the Code and regulations and governmental interpretations thereunder.

           (v) “Section 162(m) Award” means a Performance Unit or a Restricted Unit meeting the requirements of Section 10.

3. Shares Of Common Stock Subject To The Plan.

           (a) Subject to the provisions of Section 3(c) and Section 12, the aggregate number of shares of Common Stock that may be issued, transferred or exercised pursuant to Incentive Awards under the Plan is 30,000,000 shares of Common Stock.

           (b) The shares of Common Stock to be delivered under the Plan will be made available, at the discretion of the Board or the Committee, either from authorized but unissued shares of Common Stock or from previously issued shares of Common Stock reacquired by the Company, including shares purchased on the open market.

           (c) If any share of Common Stock that is the subject of an Incentive Award is not issued or transferred and ceases to be issuable or transferable for any reason, such share of Common Stock will no longer be charged against the limitations provided for in Section 3(a) and may again be made subject to Incentive Awards. Shares as to which an Option has been surrendered in connection with the exercise of a related Appreciation Right, however, will not again be available for the grant of any further Incentive Awards. Incentive Awards to the extent they are paid out in cash and not in Common Stock shall not be applied against the limitations provided for in Section 3(a).

4. Administration Of The Plan.

           (a) The Plan will be administered by the Committee, which will consist of two or more persons (i) who satisfy the requirements of a “Non-Employee Director” for purposes of Rule 16b-3 under the Exchange Act, and (ii) who satisfy the requirements of an “outside director” for purposes of Section 162(m).

           (b) The Committee has and may exercise such powers and authority of the Board as may be necessary or appropriate for the Committee to carry out its functions as described in the Plan. The Committee has authority in its discretion to determine the Eligible Persons to whom, and the time or times at which, Incentive Awards may be granted and the number of shares, units, or Appreciation Rights subject to each Incentive Award. The Committee also has authority to interpret the Plan, to make determinations as to whether a grantee is permanently and totally disabled, and to determine the terms and provisions of the respective Incentive Award agreements and to make all other determinations necessary or advisable for Plan administration. The Committee has authority to prescribe and rescind rules and regulations relating to the Plan. All interpretations, determinations, and actions by the Committee will be final, conclusive, and binding upon all parties.

           (c) No member of the Board nor the Committee will be liable for any action or determination made in good faith by the Board or the Committee with respect to the Plan or any Incentive Award under it.

5. Eligibility.

           (a) All Employees who have been determined by the Committee to be key Employees and all consultants and advisors to the Company, or to any Business Unit, present or future, that have been determined by the Committee to be key consultants or advisors are eligible to receive Incentive Awards under the Plan; however, only Employees who have been determined by the Committee to be key Employees of the Company or any subsidiary corporation (within the meaning of Section 424(f) of the Code) shall be eligible to receive Incentive Stock Options under the Plan. The Committee has authority, in its sole discretion, to determine and designate from time to time those Eligible Persons who are to be granted Incentive Awards, and the type and amount of Incentive Award to be granted. Each Incentive Award will be evidenced by a written instrument and may include any other terms and conditions consistent with the Plan, as the Committee may determine.

           (b) No person will be eligible for the grant of any Incentive Stock Option who owns or would own immediately after the grant of such Option, directly or indirectly, stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or of any subsidiary corporation (within the meaning of Section 424(f) of the Code). This does not apply if, at the time such Incentive Stock Option is granted, the Incentive Stock Option price is at least 110% of the Fair Market Value of the Common Stock on the date of the grant. In this event, the Incentive Stock Option by its terms is not exercisable after the expiration of five years from the date of grant.

6. Terms And Conditions Of Stock Options.

           (a) The exercise price per share for each Option will be at least equal to the Fair Market Value of the Common Stock on the date of grant.

           (b) Options shall vest no earlier than ratably over three years and will not be exercisable for at least one year after being granted. Options may be exercised as determined by the Committee, but in no event may an Option be exercisable after 10 years from the date of grant.

           (c) Upon the exercise of an Option, the exercise price will be payable in full in cash or, in the discretion of the Committee, by the assignment and delivery to the Company of shares of Common Stock owned by the optionee; or in the discretion of the Committee, by a promissory note secured by shares of Common Stock bearing interest at a rate determined by the Committee; or by a combination of any of the above. The exercise price may, in the discretion of the Committee, also be paid by delivering a properly executed exercise notice for such Option along with irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to fully pay the purchase price and such other documents as the Committee may determine. Any shares assigned and delivered to the Company in payment or partial payment of the exercise price will be valued at the Fair Market Value on the exercise date.

           (d) With respect to Incentive Stock Options granted under the Plan, the aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the number of shares with respect to which Incentive Stock Options are exercisable for the first time by an Employee during any calendar year (under the Plan or any other plan of the Company or a subsidiary corporation (within the meaning of Section 424(f) of the Code)) shall not exceed one hundred thousand dollars ($100,000) or such other limit as may be set forth in the Code.

           (e) No fractional shares will be issued pursuant to the exercise of an Option nor will any cash payment be made in lieu of fractional shares.

           (f) With respect to the exercise of an Option under the Plan, the Participant may, in the discretion of the Committee, receive a replacement Option under the Plan to purchase a number of shares of Common Stock equal to the number of shares of Common Stock, if any, which the Participant delivered on exercise of the Option, with a purchase price equal to the Fair Market Value on the exercise date and with a term extending to the expiration date of the original Option.

           (g) At the time a Participant exercises an Option (other than, in the case of a participant who is a “covered employee” for purposes of Section 162(m) at the time of exercise, an Option that meets the requirements of Section 162(m)), the Committee may grant a cash bonus award in such amount as the Committee may determine. The Committee may make such a determination at the time of grant or exercise. The cash bonus award may be subject to any condition imposed by the Committee, including a reservation of the right to revoke a cash bonus award at any time before it is paid.

           (h) All Incentive Stock Options shall be granted within 10 years from the date this Plan is adopted or is approved by the shareholders, whichever is earlier.

           (i) Incentive Stock Options by their terms shall not be transferable by the Employee, other than by will or by laws of descent and distribution and shall be exercisable only by an Employee during his or her lifetime.

7. Terms And Conditions Of Appreciation Rights.

           (a) An Appreciation Right may be granted in connection with an Option, either at the time of grant or at any time thereafter during the term of the Option.

           (b) An Appreciation Right granted in connection with an Option will entitle the holder, upon exercise, to surrender such Option or any portion thereof to the extent unexercised, with respect to the number of shares as to which such Appreciation Right is exercised, and to receive payment of an amount computed pursuant to Section 7(d). Such Option will, to the extent and when surrendered, cease to be exercisable.

           (c) Subject to Section 7(i), an Appreciation Right granted in connection with an Option hereunder will be exercisable at such time or times, and only to the extent, that a related Option is exercisable, will expire no later than the related Option expires and will not be transferable except to the extent that such related Option may be transferable.

           (d) Upon the exercise of an Appreciation Right granted in connection with an Option, the holder will be entitled to receive payment of an amount determined by multiplying:

(i) The difference obtained by subtracting the purchase price of a share of Common Stock specified in the related Option from the Fair Market Value of a share of Common Stock on the date of exercise of such Appreciation Right, by

(ii) The number of shares as to which such Appreciation Right will have been exercised.

           (e) An Appreciation Right may be granted without relationship to an Option and, in such case, will be exercisable as determined by the Committee, but in no event after 15 years from the date of grant.

           (f) An Appreciation Right granted without relationship to an Option will entitle the holder, upon exercise of the Appreciation Right, to receive payment of an amount determined by multiplying:

(i) The difference obtained by subtracting the amount assigned to the Appreciation Right by the Committee on the date of grant (which shall not be less than the amount allowed by applicable law) from the Fair Market Value of a share of Common Stock on the date of exercise of such Appreciation Right, by

(ii) The number of shares as to which such Appreciation Right will have been exercised.

           (g) At the time of grant of an Appreciation Right, the Committee may determine the maximum amount payable with respect to such Appreciation Right; however, such maximum amount shall in no event be greater than the applicable amount determined in accordance with Section 7(d) or 7(f).

           (h) Payment of the amount determined under Section 7(d) or (f) shall be made in cash.

           (i) An Appreciation Right granted in connection with an Incentive Stock Option may be exercised only when the market price of the Common Stock subject to the Incentive Stock Option exceeds the purchase price of a share of Common Stock related to the Incentive Stock Option.

8. Terms And Conditions Of Performance Units.

           Performance Units, measured in whole or in part by the value of shares of Common Stock, the performance of the Participant, the performance of the Company or any Business Unit or any combination thereof, may be granted under the Plan. Such incentives shall be payable in cash and shall be subject to such restrictions and conditions, as the Committee shall determine. At the time of a Performance Unit grant, the Committee shall determine, in its sole discretion, one or more performance periods and performance goals to be achieved during the applicable performance periods as well as a target payment value for the Performance Unit or a range of payment values. No performance period shall exceed 10 years from the date of the grant. The performance goals applicable to a Performance Unit grant may be subject to such later revisions as the Committee shall deem appropriate to reflect significant unforeseen events such as changes in laws, regulations or accounting practices, or unusual or nonrecurring items or occurrences. At the end of the performance period, the Committee shall determine the extent to which performance goals have been attained or a degree of achievement between maximum and minimum levels in order to establish the level of payment to be made, if any.

           The Committee may provide that during a performance period a Participant shall be paid a cash amount per Performance Unit in the same amount and at the same time as a dividend on a share of Common Stock.

9. Terms And Conditions Of Restricted Units.

           Restricted Units may be granted under the Plan based on past, current and potential performance. Such Units shall be subject to such restrictions and conditions as the Committee shall determine. At the time of a Restricted Unit grant, the Committee shall determine, in its sole discretion, the vesting period of the Units and the maximum value of the Units. No vesting period shall exceed 10 years from the date of the grant. A Restricted Unit grant may be made subject to such later revisions as the Committee shall deem appropriate to reflect significant unforeseen events such as changes in laws, regulations or accounting practices, or unusual or nonrecurring items or occurrences. At the end of the vesting period applicable to Restricted Units granted to a Participant, a cash amount equivalent in value to the Fair Market Value of one share of Common Stock on the last day of the vesting period, subject to any maximum value determined by the Committee at the time of grant, shall be paid with respect to each such Restricted Unit to the Participant.

           During the vesting period for Restricted Units, the Committee may provide that a Participant shall be paid with respect to each Restricted Unit, cash amounts in the same amount and at the same time as a dividend on a share of Common Stock.

10. Section 162(M) Awards.

           Without limiting the generality of the foregoing, any of the Performance Units or Restricted Units referred to in Sections 8 and 9, respectively, may be granted as awards that satisfy the additional requirements of this Section 10 so as to qualify for exemption as “performance-based compensation” within the meaning of Section 162(m). Any such award shall be designated as a Section 162(m) Award at the time of grant.

           (a) Eligible Class. The eligible class of persons for Section 162(m) Awards shall be all Eligible Persons.

           (b) Performance Goals. A Participant’s right to receive any payment with respect to an Incentive Award designated as a Section 162(m) Award shall be determined by the degree of achievement of a Performance Goal or Goals. The specific Performance Goals with respect to a Section 162(m) Award must be established by the Committee in advance of the deadlines applicable under Section 162(m) and while the performance relating to the Performance Goals remains substantially uncertain. Notwithstanding anything elsewhere in the Plan to the contrary (other than Section 12(d)), as and to the extent required by Section 162(m), the Performance Goal must state, in terms of an objective formula or standard, the method of computing the amount of compensation payable to the Participant if the Performance Goal is attained, and must preclude discretion to increase the amount of compensation payable that otherwise would be due upon attainment of the Performance Goal.

           (c) Committee Certification. Before any Section 162(m) Award is paid to a Participant, the Committee must certify in writing (by resolution or otherwise) that the applicable Performance Goals and any other material terms of the Section 162(m) Award were satisfied; provided, however, that a Section 162(m) Award may be paid without regard to the satisfaction of the applicable Performance Goal (and the requirements of Section 162(m)) in the event of a Change in Control as provided in Section 12(d).

           (d) Terms And Conditions Of Awards; Committee Discretion To Reduce Awards. The Committee shall have discretion to determine the conditions, restrictions or other limitations, in accordance with the terms of this Plan and Section 162(m), on the payment of individual Section 162(m) Awards. To the extent set forth in a Section 162(m) Award agreement, the Committee may reserve the right to reduce the amount payable in accordance with any standards or on any other basis (including the Committee’s discretion), as the Committee may impose.

           (e) Adjustments For Material Changes. As and to the extent permitted by Section 162(m), in the event of (i) a change in corporate capitalization, a corporate transaction or a complete or partial corporate liquidation, or (ii) any extraordinary gain or loss or other event that is treated for accounting purposes as an extraordinary item under generally accepted accounting principles, or (iii) any material change in accounting policies or practices affecting the Company and/or the Performance Goals, then, to the extent any of the foregoing events was not anticipated at the time the Performance Goals were established, the Committee may make adjustments to the Performance Goals, based solely on objective criteria, so as to neutralize the effect of the event on the applicable Section 162(m) Award.

           (f) Interpretation. It is the intent of the Company that the Section 162(m) Awards satisfy, and be interpreted in a manner that satisfy, the applicable requirements of Section 162(m), including the requirements for performance-based compensation under Section 162(m)(4)(C), so that the Company’s tax deduction for remuneration in respect of such an award for services performed by employees of the Company who are subject to Section 162(m) is not disallowed in whole or in part by the operation of such Code section. If any provision of this Plan otherwise would frustrate or conflict with the intent expressed in this Section 10, that provision, to the extent possible, shall be interpreted and deemed amended so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with such intent, such provision shall be deemed void as applicable to such employees with respect to whom such conflict exists. Nothing herein shall be interpreted so as to preclude any Eligible Person from receiving an award that is not a Section 162(m) Award.

11. Limits On Awards.

           The maximum number of shares of Common Stock or stock units underlying (i) Options and Appreciation Rights and/or (ii) Performance Units and Restricted Units, that may be granted to any Eligible Person during any period of five consecutive fiscal years of the Company, beginning with fiscal year 1996, shall not exceed an average number of 500,000 shares per year, either individually or in the aggregate with respect to all such types of awards, with such number of shares subject to adjustment on the same basis as provided in Section 12. To the extent required by Section 162(m), awards subject to the foregoing limit that are cancelled shall not again be available for grant under this limit. The maximum dollar amount of compensation in respect of Performance Units and Restricted Units that may be paid to any Eligible Person during any fiscal year of the Company shall not exceed $1,500,000.

12. Adjustment Provisions.

           (a) Subject to Section 12(b), if the outstanding shares of Common Stock of the Company are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Common Stock or other securities, through merger, consolidation, spin off, sale of all or substantially all the property of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such shares of Common Stock, or other securities, an appropriate and proportionate adjustment may be made in (i) the maximum number and kind of shares provided in Section 3, (ii) the number and kind of shares, units, or other securities subject to the then-outstanding Incentive Awards, and (iii) the price for each share or other unit of any other securities subject to then-outstanding Incentive Awards without change in the aggregate purchase price or value as to which such Incentive Awards remain exercisable or subject to restrictions.

           (b) Despite the provisions of Section 12(a), upon dissolution or liquidation of the Company or upon a reorganization, merger, or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation or survives as a subsidiary of another corporation, or upon the sale of all or substantially all the property of the Company, all Incentive Awards then outstanding under the Plan will be fully vested and exercisable and all restrictions will immediately cease, unless provisions are made in connection with such transaction for the continuance of the Plan and the assumption or the substitution for such Incentive Awards of new incentive awards covering the stock of a successor employer corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices.

           (c) Adjustments under Section 12(a) and 12(b) will be made by the Committee, whose determination as to what adjustments will be made and the extent thereof will be final, binding and conclusive. No fractional interest will be issued under the Plan on account of any such adjustments.

           (d) Notwithstanding any provision herein to the contrary, in the event a Change of Control occurs or in the event that any Person makes a filing under Sections 13(d) or 14(d) of the Exchange Act with respect to the Company, the Committee may, in its sole discretion, without obtaining shareholder approval, take any one or more of the following actions with respect to all Eligible Persons and Participants:

(i) Accelerate the vesting dates of any outstanding Appreciation Rights, Restricted Units or Options, accelerate the performance period of outstanding Performance Units, or make outstanding Performance Units fully payable;

(ii) Determine that all or any portion of conditions associated with any Incentive Award have been met;

(iii) Grant a cash bonus award to any of the holders of outstanding Options (other than, in the case of a Participant who is a covered employee, an Option that meets the requirements of Section 162(m));

(iv) Grant Appreciation Rights to holders of outstanding Options;

(v) Pay cash to any or all Option holders in exchange for the cancellation of their outstanding Options;

(vi) Make any other adjustments or amendments to the Plan and outstanding Incentive Awards and substitute new Incentive Awards.

           For purposes of this Section 12(d), the following definitions shall apply:

           (A) A “Change in Control” of the Company shall have occurred when a Person, alone or together with its Affiliates and Associates, becomes the beneficial owner of 20% or more of the general voting power of the Company.

           (B) “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

           (C) “Person” shall mean an individual, firm, corporation or other entity or any successor to such entity, but “Person” shall not include the Company, any subsidiary of the Company, any employee benefit plan or employee stock plan of the Company, or any Person organized, appointed, established or holding Voting Stock by, for or pursuant to the terms of such a plan or any Person who acquires 20% or more of the general voting power of the Company in a transaction or series of transactions approved prior to such transaction or series of transactions by the Board.

           (D) “Voting Stock” shall mean shares of the Company’s capital stock having general voting power, with “voting power” meaning the power under ordinary circumstances (and not merely upon the happening of a contingency) to vote in the election of directors.

13. General Provisions.

           (a) Nothing in the Plan or in any instrument executed pursuant to the Plan will confer upon any Participant who is an Employee any right to continue in the employ of the Company or any of its subsidiaries or affect the right of the Company to terminate the employment of such Participant or terminate the consulting or advisory services of any Participant at any time with or without cause.

           (b) No shares of Common Stock will be issued or transferred pursuant to an Incentive Award unless and until all then-applicable requirements imposed by federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any stock exchanges upon which the Common Stock may be listed, have been fully met. As a condition precedent to the issuance of shares pursuant to the grant or exercise of an Incentive Award, the Company may require the Participant to take any reasonable action to meet such requirements.

           (c) No Participant and no beneficiary or other person claiming under or through such Participant will have any right, title or interest in or to any shares of Common Stock allocated or reserved under the Plan or subject to any Incentive Award except as to such shares of Common Stock, if any, that have been issued or transferred to such Participant.

           (d) The Company shall have the right to deduct from any settlement, including the delivery or vesting of Incentive Awards, made under the Plan any federal, state or local taxes of any kind required by law to be withheld with respect to such payments or take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. With respect to any nonqualified stock Option, the Committee may, in its discretion, permit the Participant to satisfy, in whole or in part, any tax withholding obligation which may arise in connection with the exercise of the nonqualified stock Option by electing to have the Company withhold shares of Common Stock having a Fair Market Value equal to the amount of the tax withholding.

           (e) No Incentive Award and no right under the Plan, contingent or otherwise, will be transferable, assignable or subject to any encumbrances, pledge or charge of any nature except that, under such rules and regulations as the Company may establish pursuant to the terms of the Plan, a beneficiary may be designated with respect to an Incentive Award in the event of death of a Participant. If such beneficiary is the executor or administrator of the estate of the Participant, any rights with respect to such Incentive Award may be transferred to the person or persons or entity (including a trust) entitled thereto.

           (f) The Company may make a loan to a Participant in connection with the exercise of an Option in an amount not to exceed the aggregate exercise price of the Option being exercised and the amount of any federal and state taxes payable in connection with such exercise for the purpose of assisting such optionee to exercise such Option. Any such loan may be secured by shares of Common Stock or other collateral deemed adequate by the Committee and will comply in all respects with all applicable laws and regulations. The Committee may adopt policies regarding eligibility for such loans, the maximum amounts thereof and any terms and conditions not specified in the Plan upon which such loans will be made. Such loans will bear interest at a rate determined by the Committee.

           (g) The forms of Options and Appreciation Rights granted under the Plan may contain such other provisions as the Committee may deem advisable.

14. Amendment And Termination.

           (a) The Board will have the power, in its discretion, to amend, suspend or terminate the Plan at any time. The Board may amend the Plan to address administrative matters but may not, however, amend the Plan in any material respect, including without limitation, to increase the number of shares of Common Stock that may be issued, transferred or exercised pursuant to Incentive Awards under the Plan or change the types or terms of Incentive Awards that may be made under the Plan, without the approval of the shareholders of the Company.

           (b) The Committee may, with the consent of a Participant, make such modifications in the terms and conditions of an Incentive Award agreement as it deems advisable.

           (c) No amendment, suspension or termination of the Plan will, without the consent of the Participant, alter, terminate, impair or adversely affect any right or obligation under any Incentive Award previously granted under the Plan.

           (d) An Appreciation Right or an Option held by a person who was an Employee at the time such Appreciation Right or Option was granted will expire immediately if and when the Participant ceases to be an Employee, except as follows:

(i) If the employment of an Employee is terminated by the Company other than for cause, for which the Company will be the sole judge, then the Appreciation Rights and Options will expire three months thereafter unless by their terms they expire sooner. During said period, the Appreciation Rights and Options may be exercised in accordance with their terms, but only to the extent exercisable on the date of termination of employment.

(ii) If the Employee retires at normal retirement age or retires with the consent of the Company at an earlier date or becomes permanently and totally disabled, as determined by the Committee, while employed by the Company, the Appreciation Rights and Options of the Employee will be exercisable and expire in accordance with their terms.

(iii) If an Employee dies while employed by the Company, the Appreciation Rights and Options of the Employee will become fully exercisable as of the date of death and will expire three years after the date of death unless by their terms they expire sooner. If the Employee dies or becomes permanently and totally disabled as determined by the Committee within the three months referred to in subparagraph (i) above, the Appreciation Rights and Options will become fully exercisable as of the date of death or such permanent disability and will expire, in the case of death, one year after the date of such death. In the case of permanent and total disability such Options and Appreciation Rights will expire in accordance with their terms. If the Employee dies or becomes permanently and totally disabled as determined by the Committee subsequent to the time the Employee retires at normal retirement age or retires with the consent of the Company at an earlier date, the Appreciation Rights and Options will fully vest as of the date of death or permanent and total disability and will expire, in the case of death, one year after the date of death. In the case of permanent and total disability, such Appreciation Rights and Options will expire in accordance with their terms.

           (e) In the event a holder of Performance Units or Restricted Units (including any such award designated as a Section 162(m) Award) ceases to be an Employee, all such Performance Units or Restricted Units subject to restrictions at the time his or her employment terminates will be returned to the Company unless the Committee determines otherwise except as follows:

(i) In the event the holder of Restricted Units ceases to be an Employee due to death all such Restricted Units subject to restrictions at the time his or her employment terminates will no longer be subject to said restrictions.

(ii) If an Employee retires at normal retirement age or retires with the consent of the Company at an earlier date or becomes permanently and totally disabled as determined by the Committee, all such Performance Units and Restricted Units will continue to vest over the applicable vesting or performance period provided that during these periods such Employee does not engage in or assist any business that the Company, in its sole discretion, determines to be in competition with businesses engaged in by the Company.

(iii) In the event a holder of Performance Units ceases to be an Employee prior to the end of a performance period applicable thereto, the Committee in its sole discretion shall determine whether to make any payment to the Participant in respect of such Performance Unit and the timing of such payment, if any.

           (f) The Committee may in its sole discretion determine, (i) with respect to an Incentive Award, that any Participant who is on leave of absence for any reason will be considered as still in the employ of the Company, provided that rights to such Incentive Award during a leave of absence will be limited to the extent to which such right was earned or vested at the commencement of such leave of absence, or (ii) with respect to any Appreciation Rights and Options of any Employee who is retiring at normal retirement age or with the consent of the Company at an earlier age, or of an Employee who becomes permanently and totally disabled as determined by the Committee that the Appreciation Rights and/or Options of such Employee will accelerate and become fully exercisable on a date specified by the Committee which is not later than the effective date of such Employee’s retirement or on a date specified by the Committee which is not later than the date that the Employee becomes permanently and totally disabled as determined by the Committee.

15. Effective Date Of Plan And Duration Of Plan.

           This Plan, as amended hereby, will become effective upon adoption by the Board subject to approval by the holders of a majority of the shares which are represented in person or by proxy and entitled to vote on the subject at the Special Meeting of Shareholders of the Company held on January 28, 1997. Unless previously terminated, the Plan will terminate on January 28, 2007 except with respect to Incentive Awards then outstanding.